UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

FORGE NANO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43517	41-2980280
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer identification number)

12300 Grant Street, Suite 100 Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 259-8579
(Registrant’s telephone number, including area code)

ATII Holdings Inc.
2093 Philadelphia Pike #1968
Claymont, DE 19703

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NANO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NANOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 20, 2026, Archimedes Tech SPAC Partners II Co., a Cayman Islands exempted company (“ATII”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among ATII, ATII Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of ATII (“Pubco”), ATII Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ATII, ATII Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of ATII, and Forge Nano, Inc., a Delaware corporation (“Forge Nano”).

On October 21, 2026, Forge Nano issued a press release announcing the consummation of the business combination pursuant to the Merger Agreement (the “Business Combination”), a copy of which is furnished as Exhibit 99.1 hereto. In connection with the Business Combination, Pubco was renamed “Forge Nano Holdings, Inc.”

The foregoing Exhibit 99.1 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 8.01	Other Events.

At the extraordinary general meeting of ATII held on October 16, 2026 (the “Extraordinary General Meeting”), the holders of ordinary shares, par value $0.0001 per share, of ATII (the “ATII Ordinary Shares”) approved the Business Combination and the other proposals described in the definitive proxy statement/prospectus, dated September 22, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 24, 2026, which forms a part of the registration statement on Form S-4 (File Nos. 333-295563 and 333-295563-01) under the Securities Act, initially filed with the SEC on May 5, 2026 and declared effective by the SEC on September 22, 2026.

In connection with the Extraordinary General Meeting, holders of 22,219,068 ATII Ordinary Shares sold in ATII’s initial public offering (the “ATII Public Shares”) properly exercised their right to have such shares redeemed for a per-share price, payable in cash, equal to the pro rata portion of the aggregate amount then on deposit in the trust account established in connection with ATII’s initial public offering (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account, which was approximately $10.73 per share, or approximately $238.4 million in the aggregate. The remaining balance immediately prior to the closing of the Business Combination of approximately $8.4 million remained in the Trust Account.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit	Description
99.1	Press Release, dated October 21, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026

Forge Nano Holdings, Inc.

By:	/s/ Long Long
Name:	Long Long
Title:	Chief Executive Officer

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